UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	October 1, 2014

ESCALADE, INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

0-6996	13-2739290
(Commission File Number)	(IRS Employer Identification No.)

817 Maxwell Ave, Evansville, Indiana	47711

(Address of Principal Executive Offices)	(Zip Code)

(812) 467-1334
(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 1, 2014, Escalade, Incorporated (“Escalade”) sold its Information Security business (the “IS Business”) to a Spanish portfolio company (“Buyer”) of PHI Fund II, F.C.R. de Regimen Simplificado, a private investment firm based in Madrid, Spain (“PHI”), pursuant to a stock purchase agreement dated October 1, 2014 (the “Stock Purchase Agreement”).

Pursuant to the Stock Purchase Agreement, Escalade’s wholly owned subsidiary, Wedcor Holdings, Inc. (“Seller”), sold all of the shares of each of intimus International GmbH (“intimus”) and Olympia Business Systems, Inc. (“Olympia”) to Buyer. Simultaneously with the Buyer’s purchase of the Olympia shares, Olympia purchased the assets of the Seller that related to the IS Business (the “IS Assets”) pursuant to an asset purchase agreement dated October 1, 2014 (the “Asset Purchase Agreement”). The purchase price for the intimus shares, the Olympia shares and the IS Assets was 750,000 Euros paid by the Buyer at closing. As additional consideration, Olympia assumed certain liabilities relating to the IS Assets in the amount of approximately $300,000.

The sale of the IS Business was a significant disposition because the assets sold exceeded ten percent (10%) of Escalade’s consolidated assets.

A copy of the Stock Purchase Agreement is attached as Exhibit 2.1, a copy of the Asset Purchase Agreement is attached as Exhibit 2.2, and each agreement incorporated herein by reference. The above description of the terms of the Stock Purchase Agreement and the Asset Purchase Agreement is qualified in its entirety by reference to the attached Exhibits 2.1 and 2.2.

Item 1.01 – Entry into a Material Definitive Agreement.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 1, 2014, Escalade and each of its domestic subsidiaries entered into the Third Amendment to its First Amended and Restated Credit Agreement dated August 27, 2013 (“Restated Credit Agreement”) with its issuing bank, JPMorgan Chase Bank, N.A., and the other lenders identified in the Restated Credit Agreement. The Third Amendment was entered into to permit Escalade to sell the IS Business as described in Item 2.01 of this Form 8-K.

For the entire text of the Third Amendment to the Restated Credit Agreement (without exhibits and schedules), please see Exhibit 10.1 attached hereto. Except as set forth in the Third Amendment, all other terms and conditions of the Restated Credit Agreement remain in full force and effect.

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Item 8.01 Other Events

On October 1, 2014, Escalade issued a press release announcing the sale of the IS Business. A copy of the press release is furnished (not filed) as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit	Description
2.1

Agreement dated as of October 1, 2014 for the Sale and Purchase of all of the Shares in intimus International GmbH and Olympia Business Systems, Inc. among Wedcor Holdings, Inc. as Seller, Pitney Bowes Espana, S.A.U. as Buyer, and PHI Fund II, F.C.R. de Regimen Simplificado as Guarantor (without exhibits and schedules, which Escalade has determined are not material).

2.2

Asset Sale and Purchase Agreement dated as of October 1, 2014 between Olympia Business Systems, Inc. as purchaser and Wedcor Holdings, Inc. as seller (without exhibits and schedules, which Escalade has determined are not material).

10.1

Third Amendment dated as of October 1, 2014 to the First Amended and Restated Credit Agreement dated as of August 23, 2013 among Escalade, Incorporated and JPMorgan Chase Bank, N.A. (without exhibits and schedules, which Escalade has determined are not material).

99.1	Press Release.

99.2	Pro Forma Financial Information:
(a) Unaudited Pro Forma Condensed Balance Sheet as of July 12, 2014.
(b) Unaudited Pro Forma Consolidated Statement of Operations for the Six Months Ended July 12, 2014 and For the Fiscal Year Ended December 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Escalade, Incorporated has duly caused this report to be signed on its behalf in Evansville, Indiana by the undersigned hereunto duly authorized.

Date: October 6, 2014	ESCALADE, INCORPORATED

By: /s/ Deborah J. Meinert
Vice President Finance, Chief Financial Officer and Secretary

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